Exhibit 99.1

    BreitBurn Energy Partners L.P. to Acquire Natural Gas, Oil and Selected Midstream Assets in Michigan, Indiana and Kentucky From
    Quicksilver Resources for $750 Million Cash and 21.348 Million
                        BreitBurn Common Units

       Conference Call Scheduled to Discuss Transaction Details

    LOS ANGELES--(BUSINESS WIRE)--Sept. 12, 2007--BreitBurn Energy Partners L.P. (NASDAQ:BBEP) (BreitBurn) announced today it has signed a definitive agreement to acquire all of the natural gas, oil and midstream assets in Michigan, Indiana and Kentucky of Quicksilver Resources Inc. (NYSE:KWK). As consideration, Quicksilver will receive $750 million in cash and 21.348 million BBEP common units.

    In conjunction with this agreement, BreitBurn executed a unit purchase agreement with a group of institutional investors for a private placement of $450 million of equity securities consisting of 16,666,667 common units. The private placement includes 23 institutional investors and broadens BreitBurn's ownership base.

    This transaction is consistent with BreitBurn's stated strategy of acquiring long-lived assets with low-risk development opportunities. The acquisition has been unanimously approved by the BreitBurn Board of Directors, is subject to customary closing conditions and purchase price adjustments, and is expected to close by November 1, 2007.

    Hal Washburn, BreitBurn's Co-Chief Executive Officer, said, "This acquisition truly transforms our company by nearly tripling our estimated proved reserves and production while adding Quicksilver's Michigan-based management, technical and operating teams with extensive experience in shale gas development to our current team. Our operating and growth platform is strengthened and we are positioned to compete for both oil and gas opportunities going forward. The acquisition provides BreitBurn significant operating scale in Michigan making us the largest gas producer in Michigan and one of the top producers in the Antrim Shale. We are also very excited about entering into this strategic relationship with Quicksilver and the strong vote of confidence in BreitBurn made by Quicksilver. We see the unique structure of this transaction -- a traditional E&P company contributing assets in exchange for cash and BreitBurn units -- as a model for future acquisitions that represents a win-win for both the E&P company and BreitBurn."

    Randy Breitenbach, BreitBurn's Co-Chief Executive Officer, said, "This acquisition is highly accretive to distributable cash flow per unit. We expect to recommend to our Board of Directors an increase in our annual cash distribution rate to $2.30 in the first quarter of 2008 with an expected rate of $2.50 per unit by the end of 2008, while maintaining distribution coverage in excess of 1.2 times. These anticipated distribution rates represent increases of 27% and 38% respectively, from the current fourth quarter 2007 recommended distribution rate of $1.81 annually. Further, this expected distribution rate represents a greater than 50% increase from our initial quarterly distribution at our IPO less than one year ago."

    Transaction Financing

    The transaction is not subject to a financing contingency. Sources of funding in addition to the 21.348 million BreitBurn common units being issued to Quicksilver include an equity private placement and borrowings under an amended and restated bank credit facility.

    Quicksilver will receive 21.348 million units and will become
BreitBurn's largest shareholder with 31.9% of current limited partnership units outstanding. One half of the BreitBurn units received by Quicksilver will be subject to a 12-month lock-up, and the remaining one-half will be subject to an 18-month lock-up, from the closing date.

    Concurrent with the acquisition, BreitBurn executed a unit purchase agreement with a group of institutional investors for a private placement of $450 million of equity securities consisting of 16,666,667 common units.

    The balance of the cash consideration and transaction-related expenses will be funded with borrowings under an amended and restated bank credit facility.

    Credit Suisse Securities (USA) LLC (Credit Suisse) acted as financial advisor to BreitBurn in this transaction. Wells Fargo Bank, NA and an affiliate of Credit Suisse have committed to underwrite a $1.5 billion amended and restated bank credit facility to fund a portion of the cash consideration of this transaction. The initial borrowing base of the credit facility is expected to be $700 million.

    Assets Acquired

    BreitBurn estimates that the acquired assets contain approximately 530 billion cubic feet of gas equivalents (Bcfe) of estimated proved reserves and significant midstream assets.

    The proven reserves are located primarily (84%) in the Michigan Antrim Shale and are characterized by long-lived, predictable production profiles, shallow decline rates and low maintenance capital requirements. Antrim Shale is a shallow, blanket formation that has produced 2.4 trillion cubic feet of gas equivalents (Tcfe) since the 1940s where over 9,000 wells have been drilled with approximately 95% success and where current finding and development costs are attractive at approximately $1.00/Mcfe.

    The midstream assets in Michigan, Indiana and Kentucky consist of gathering, transportation, compression and processing assets. These assets are strategically important because they transport and process both equity and third party gas, enhancing the value of the acquired E&P properties by allowing for higher realized gas sale prices and minimizing the reliance on third parties for takeaway capacity.

    Additional details of this acquisition include:


    --  Immediately accretive to 2008 distributable cash flow per unit

    -- Current daily production of approximately 76 million cubic feet of gas equivalents (MMcfe/d) as of June 30, 2007

    --  89% of estimated proved reserves are developed producing

    --  96% of estimated proved reserves are natural gas

    --  Approximate 19 year reserve life

    --  Base production declines averaging 6% per year

    -- Low maintenance capital requirements; approximately $30 - $35 million of annual capital to maintain production

    --  5,436 gross producing wells

    --  Gross and net acreage of 922,564 and 529,698, respectively

    -- Low risk development opportunities with potential for more than 2,500 additional drilling locations and more than 825 additional recompletions

    --  Integrated midstream assets enhance value of E&P properties

        --  Michigan equity gas sold at MichCon prices

        --  No significant reliance on third party transportation

        --  Midstream assets in Michigan alone comprise:

            --  114,000 horsepower of operated compression

            --  297 miles of pipeline including 138 miles of
                 transmission and 159 miles of high pressure gathering

            --  Over 1,000 miles of low pressure gathering pipelines

            --  Three gas processing plants for removal of carbon
                 dioxide

            --  Four NGL recovery plants

    -- Substantial Antrim growth opportunities include infill drilling/recompletions, horizontal drilling, and bolt-on acquisitions

    -- Extensive non-Antrim development opportunities include Prairie du Chien, Richfield, and Detroit River

    -- New Albany Shale geology in Indiana/Kentucky similar to Antrim with over 100 years of production history. Significant adjacent acreage leasing opportunities, low price differentials, and ownership of key regional infrastructure (pipeline) systems

    --  Commodity hedges to provide price protection for approximately
         80% of PDP production for three years


    Pro forma impact on BreitBurn Energy Partners

    -- Subject to Board approval, BreitBurn anticipates that its annualized cash distributions to common unitholders will be $2.30 per common unit, or $.575 per quarter, in the first quarter of 2008 (payable in May 2008) and $2.50 per common unit, or $.625 per quarter, by the fourth quarter of 2008 (payable in February 2009)

    -- Cash distribution coverage ratio expected to be maintained in excess of 1.2 times

    -- Estimated proved reserves are expected to increase from 289 Bcfe (48 MMboe) as of June 30, 2007 to approximately 819 Bcfe (137 MMboe), a 183% increase

    --  Gas will account for 63% of proved reserves, up from 2%

    -- Net daily natural gas production is expected to increase to approximately 122 MMcfe/d from 46.2 MMcfe/d, an increase of 164%

    --  Proved reserve life is expected to increase to 18.4 years from
        17.1 years

    -- Net acreage position is expected to grow to 582,447 acres from 52,749 acres

    --  Gross producing wells are expected to increase to 5,924 from
        488

    -- More detailed operating and financial guidance will be provided following the closing of the transaction.

    Conference Call

    The partnership will provide additional details on the acquisition via a conference call and web cast available to all interested parties scheduled for Wednesday, September 12 beginning at 7:00 a.m. Pacific Time (10 a.m. Eastern Time). Management will speak to slides that will be available prior to the start of the call from the BreitBurn website at http://ir.breitburn.com.

    Those wishing to participate in the conference call should call 800-811-0667 (international callers dial 913-981-4901) a few minutes prior to register. A replay of the call will be available through Wednesday, September 19, by dialing 888-203-1112 (international callers dial 719-457-0820) and entering replay PIN 9794317.

    Those wishing to participate in the live or archived web cast via the Internet should go to the Investor Relations tab of the BreitBurn website at http://ir.breitburn.com.

    About BreitBurn Energy Partners L.P.

    BreitBurn Energy Partners L.P. is an independent oil and gas limited partnership, formed in 2006 by a subsidiary of Provident Energy Trust, focused on the acquisition, exploitation and development of oil and gas properties. BreitBurn's assets consist primarily of producing and non-producing crude oil and natural gas reserves located in the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Permian Basin in West Texas, the Sunniland Trend in Florida, and, if this transaction closes as expected, the Antrim Shale in Michigan and the New Albany Shale in Indiana and Kentucky. Visit BreitBurn online at www.BreitBurn.com

    About Quicksilver Resources

    Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coal bed methane, shale gas, and tight sands gas in North America. The company has U.S. offices in Fort Worth, Texas; Granbury, Texas; Gaylord, Michigan; Corydon, Indiana and Cut Bank, Montana. Quicksilver's Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.

    Notice pursuant to Rule 135c under the Securities Act of 1933:

    The common units have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of those securities in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

    Cautionary Statement Relevant to Forward -- Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

    This press release contains forward-looking statements relating to BreitBurn's operations that are based on management's current expectations, estimates and projections about its operations. Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "schedules," "estimates" and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

    Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are crude oil and natural gas prices; the competitiveness of alternate energy sources or product substitutes; technological developments; potential disruption or interruption of BreitBurn's net production due to accidents or severe weather; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading "Risk Factors" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and other filings with the Securities and Exchange Commission. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

    BBEP-IR


    CONTACT: BreitBurn Energy Partners L.P.
             James G. Jackson, 213-225-5900 ext. 273
             Executive Vice President and Chief Financial Officer or
             Ruder Finn/West
             Pierre Hirsch, 415-692-3060